EXHIBIT 10.12


                              Consulting Agreement


     This Consulting Agreement ("Agreement") entered into as of this 25th day of September, 2000 sets forth the terms and conditions pursuant to which William Gale (the "Consultant") has been retained to serve as a consultant and advisor to Digi Link Technologies, Inc., (f/k/a Dotcom.com, Inc. and Future Com South Florida, Inc.), a Delaware corporation (the "Company"), for the term set forth in Section 3 below. In consideration of the premises and for other good and valuable consideration, the undersigned hereby agree to the following terms and conditions:

     1. Engagement. The Company hereby retains the Consultant to perform management consulting and advisory services, and the Consultant hereby accepts such retention and agrees to do and perform consulting and advisory services, upon the terms and conditions set forth herein.

     2. Duties of the Consultant.

     (a) Consulting Services. The Consultant will provide such general business and financial consulting services and management advice pertaining to the Company's business affairs (as further set forth below), as and when the Company may from time to time reasonably request such services upon reasonable notice. Without limiting the generality of the foregoing, the Consultant may assist the Company in developing, studying and evaluating financing and capital structure, mergers and acquisitions activity and corporate financing proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto.

     (b) Financing. The Consultant may assist the Company in obtaining both short and long-term financing, when so requested by the Company in the Company's sole discretion. The Consultant will be entitled to additional compensation under such terms as may be agreed to by the parties in connection therewith.

     (c) Wall Street and SMR Industry Liaison. The Consultant will, when appropriate and upon the Company's reasonable request, attempt to arrange meetings between representatives of the Company and individuals and institutions in the investment community, such as security analysts, portfolio managers and market makers and/or in the SMR wireless communications services industry.

     The services described in this Section 2 shall be rendered by the Consultant in consultation with the Company at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as the Consultant and the Company may reasonably determine.

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     3. Term. The term of this  Agreement  shall commence on the date hereof and continue for a period of six months from the date hereof (the "Term").

     4. Compensation. As compensation in full for the Consultant's services hereunder during the Term, the Company has issued to the Consultant one million seven hundred twenty thousand (1,720,000) shares of the Company's common stock, par value $0.001 per share. The Company and Consultant agree that all shares of stock shall be deemed earned upon execution of this Agreement by both parties.

     5. Relationship. Nothing herein shall constitute the Consultant as an employee or agent of the Company. Except as might hereinafter be expressly agreed, the Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever. Nothing herein shall preclude the Company from enjoying the services of any other person or entity providing similar services as the consultant during the term of this Agreement.

     6. Confidentiality. Except in the course of the performance of its duties hereunder, and in such case, only upon express written consent of the Company, the Consultant agrees that Consultant shall not disclose any trade secrets, know-how, or other proprietary or confidential information ("Confidential Information") learned as a result of this Agreement. Consultant will use reasonable efforts to prevent the disclosure of any of the Company's Confidential Information to third parties for a period of three (3) years from receipt thereof. Confidential Information does not include information that (i) is or later becomes available to the public through no breach of this Agreement by the Consultant; (ii) is obtained by the Consultant from a third party who had the legal right to disclose the information to the Consultant; (iii) is already in the Consultant's possession on the date this Agreement becomes effective;
(iv) is independently developed by Consultant; or (v) is required to be disclosed by law, government regulation, or court order. In addition,

     7. Permitted Activities. Nothing contained in this Agreement shall limit or restrict the right of the Consultant to be a partner, owner, director, officer, employee, agent or representative of, or engage in, any other business, whether of a similar nature or not, or limit or restrict the right of the Consultant to render services of any kind to any other corporation, firm, individual or other entity. Nothing contained in this Agreement shall limit or restrict the right of the Company to retain the services of other consultants.

     8. Assignment and Termination. This Agreement shall not be assignable by any party without the prior written consent of the other party, which consent may be arbitrarily withheld by such party. Termination of this Agreement shall be upon thirty (30) days notice.

     Termination of the Agreement by the Company shall not affect (a) the Company's obligation to deliver the shares set forth in paragraph 4 or to reimburse the Consultant for expenses reasonably incurred by the Consultant for which the Consultant is entitled to reimbursement under paragraph 5, above, (b) the Company's obligation to defend and indemnify the Consultant under paragraph 14, or (c) the Consultant's continuing obligations to the Company under paragraph 7, above.

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     9. Notices.  All notices hereunder shall be in writing and shall be validly given, made or served if in writing and delivered in person or when received by facsimile transmission, or five days after being sent first class certified or registered mail, postage prepaid or one day after being sent by nationally recognized overnight courier to the party for whom intended at the addresses as set forth above or at such other address as may be provided.

     10. Governing Law; Submission to Jurisdiction. This agreement shall be interpreted, construed, governed and enforced according to the laws of the State of Delaware without giving effect to the conflicts of law rules thereof. The Company and the Consultant hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New Jersey or of the United States of America in New Jersey, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Consultant hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum and also hereby irrevocably waive any right or claim to trial by jury in connection with any such action, proceeding or claim.

     11. Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

     12. Indemnification. As a consultant for the Company, the Consultant must at times rely upon the information supplied to the Consultant by the Company's officers, directors, agents and employees as to accuracy and completeness. Therefore, the Company agrees to indemnify, hold harmless and defend the Consultant from and against any and all claims, actions, proceedings, losses, liabilities, costs and expenses (including without limitation, reasonable attorneys' fees) incurred by the Consultant in connection with or as a result of any inaccuracy, incompleteness or omission of information given to the Consultant in writing by the Company's officers, directors, agents or employees in connection with the rendering of services by the Consultant requested by the Company hereunder.

     13.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts   which,  taken  together,   shall  constitute  one  and  the  same
instrument, and this Agreement shall become effective when one or more counterparts have been signed by each of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first stated above.

DIGI LINK TECHNOLOGIES, INC.                              WILLIAM GALE
(f/k/a Dotcom.com, Inc.)

/s/: Peter J. Jegou                                       /s/: William Gale
-------------------                                       -----------------
By:  Peter J. Jegou, President and CEO                    By:  William Gale

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